Exhibit (j)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated September 20, 1999 in the Registration Statement (Form N-1A) of Kemper Horizon Fund and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 to the Registration Statement under the Securities Act of 1933 (File No. 33-63467) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7365).



                                                /s/Ernst & Young LLP
                                                ERNST & YOUNG LLP


Chicago, Illinois
November 23, 1999